UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 1, 2019

Commission File Number:  000-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Max Wetzel as Chief Commercial and Marketing Officer

On November 6, 2019, Papa John’s International, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Max Wetzel, 42, to serve as Chief Commercial and Marketing Officer of the Company. This new executive officer position, combined with the creation of and recent appointments to the Chief Operating Officer, North America and Chief Operating Officer, International positions, led to the elimination of the Chief Operating and Growth Officer position.

Prior to joining the Company, Mr. Wetzel served since July 2018 as Vice President North America Consumer Products & Chief Transformation Officer for PPG, a global supplier and retailer of consumer and industrial paint. He also served PPG as Vice President North America Consumer Products & Global Chief Marketing Officer from 2016 to 2018 and as General Manager North America Home Centers & NA Chief Marketing Officer from 2014 to 2016. Prior to PPG, Mr. Wetzel served from 2004 to 2014 in various roles of increasing responsibility with H.J. Heinz Company.

The Compensation Committee has approved an annual base salary of $500,000 for Mr. Wetzel, an annual short-term incentive target of 75% of base salary, and the value of annual long-term incentive of $475,000 commencing with the Company’s 2020 long term incentive grant. In addition, Mr. Wetzel will be granted sign-on compensation intended to partially replace the value of his equity awards and other compensation forfeited from his prior employer, consisting of (i) a $400,000 sign on cash bonus, payable on or prior to November 29, 2019, which is subject to claw-back provisions, and (ii) $400,000 in restricted stock, which will be granted on Mr. Wetzel’s first day of employment on November 18, 2019, one-third of which will vest on the first anniversary of the grant date, and two-thirds of which will vest on the second anniversary of the grant date. Mr. Wetzel will also be entitled to an initial $25,000 relocation lump sum plus relocation benefits consistent with Company policy for executive officers. Further information regarding the Company’s executive compensation program is available in our most recent definitive proxy statement on Schedule 14A, filed with the Securities & Exchange Commission on March 27, 2019.

Mr. Wetzel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding with any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationship required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Departure of Joseph Smith as Chief Financial Officer

On November 6, 2019, the Company announced the departure of Joseph H. Smith, IV, Senior Vice President, Chief Financial Officer of the Company. Mr. Smith intends to leave the Company March 1, 2020, following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 29, 2019. Mr. Smith has served in his current role since April 2018, and has been with the Company since 2000.

The Compensation Committee of the Board determined to treat Mr. Smith’s departure as a termination without cause under his Employment Agreement, dated as of May 3, 2018. As a condition to his receipt of the benefits under his Employment Agreement, Mr. Smith has signed the Company’s standard form of separation agreement, which includes a waiver and full release of claims against the Company.

Departure of Mike Nettles as Chief Operating and Growth Officer

On November 6, 2019 the Company announced the departure of Mike Nettles, Executive Vice President, Chief Operating and Growth Officer. As described above, the Company eliminated the position of Chief Operating and Growth Officer. The Compensation Committee of the Board determined to treat Mr. Nettles’s departure as a termination without cause under his Employment Agreement, dated as of February 1, 2017. As a condition to his receipt of the benefits under his Employment Agreement, Mr. Nettles has signed the Company’s standard form of separation agreement, which includes a waiver and full release of claims against the Company.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on November 6, 2019 to announce the changes regarding the Company’s executive officers, including the new executive officer position of Chief Commercial and Marketing Officer described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Papa John’s International, Inc. press release dated November 6, 2019.
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: November 6, 2019	/s/ Robert Lynch
Robert Lynch
President and Chief Executive Officer

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